UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 24, 2006

Commission File No. 1-14778

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Avenue, Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01	Entry Into a Material Definitive Agreement

On August 29, 2006, the Company entered into a three-year employment agreement (“Employment Agreement”) with Christopher J. Schaber, Ph.D., pursuant to which Dr.Schaber will serve as the Company’s President and Chief Executive Officer. Under the terms of the Employment Agreement, Dr. Schaber is entitled to an annual base salary of $300,000 and an annual bonus of at least $100,000, payable at the end of each calendar year. The bonus will be pro rated for any portion of a year in which Dr. Schaber is employed by the Company.

Dr. Schaber previously served as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., Prior to working at Discovery, Dr. Schaber was employed by Ohmeda PPD, Inc. as Worldwide Director of Regulatory Affairs and Operations from 1994 to 1996. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions of increasing importance with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his B.A. from Western Maryland College, an M.S. in Pharmaceutics from Temple University School of Pharmacy, and a Ph.D. in Pharmaceutical Sciences from The Union Graduate School.

The Company has also issued Dr. Schaber stock options to purchase 2.5 million shares of the Company’s common stock, of which 833,333 shares vest immediately and the remainder of the options vests quarterly commencing on November 29, 2006. The exercise price of the options equals $0.27, the market price of the Company’s common stock as of the close of business on August 29, 2006.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On August 25, 2006, the Board of Directors removed Michael T. Sember as President and Chief Executive Officer of the Company.

On August 29, 2006, the Board of Directors appointed Christopher J. Schaber, Ph.D., as the President and Chief Executive Officer of the Company. Dr. Schaber was also appointed as a new member to the Board of Directors of the Company. The terms of Dr. Schaber’s employment are summarized in Item 10.1 of this Form 8-K and are incorporated herein by reference.

On August 24, 2006, Alexander P. Haig J.D., resigned as Chairman of the Board of Directors and as a director of the Company. T. Jerome Madison, C.P.A., M.B.A., a member of the Board of Directors of the Company, also resigned as a director on August 25, 2006.

On August 29, 2006, James S. Kuo, M.D., M.B.A., a member of the Board of Directors since February of 2004, was elected Chairman of the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Title

10.1 Employment Agreement, dated as of August 29, 2006, between Christopher J. Schaber, Ph.D., and the Company.

99.1 Press Release issued by the Company dated August 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

By: /s/ Evan Myrianthopoulos
Name: Evan Myrianthopoulos
Title: Chief Financial Officer

Date: August 30, 2006